Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF SECOND QUARTER 2007 RESULTS

ATLANTA, GA – July 11, 2007 – Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its second quarter financial results for the period ended June 30, 2007 on Wednesday, July 25, 2007. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, July 25, 2007 at 11:30 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 800-257-7087 (domestic) or 303-262-2050 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, August 1, 2007, by dialing 800-405-2236 (domestic) or 303-590-3000 (internationally), passcode 11093061. The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North America consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico, Central America, and the Middle East from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.